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                                                                    EXHIBIT 10.2

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                         GLOBAL TELESYSTEMS GROUP, INC.


                           8,700,000 Depositary Shares
                       Each Representing 1/100 of a Share
                of 7 1/4% Cumulative Convertible Preferred Stock





                               PURCHASE AGREEMENT





Dated as of April 19, 1999



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                                    8,700,000

                             Depositary Shares Each
                     Representing 1/100 of a Share of 7 1/4%
                     Cumulative Convertible Preferred Stock

                         Global TeleSystems Group, Inc.

                               PURCHASE AGREEMENT

                                                                  April 19, 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Bear, Stearns & Co. Inc.
BT Alex. Brown Incorporated
Lehman Brothers Inc.

c/o Merrill Lynch & Co.
North Tower
World Financial Center
New York, NY 10281

Ladies and Gentlemen:

                  Global TeleSystems Group, Inc. (the "Company"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, confirms its agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., BT Alex. Brown Incorporated and Lehman Brothers Inc. (collectively, the "Initial Purchasers"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective number of Depositary Shares each representing 1/100 of a share of 7 1/4% Cumulative Convertible Preferred Stock (liquidation preference equivalent to $5,000 per share) of the Company (the "Preferred Stock") set forth in Schedule A, and with respect to the grant by the Company to the Initial Purchasers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,300,000 additional Depositary Shares each representing 1/100 of a share of Preferred Stock to cover over-allotments, if any. The aforesaid 8,700,000 Depositary Shares (the "Firm Shares") to be purchased by the Initial Purchasers and all or any


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part of the 1,300,000 Depositary Shares subject to the option described in
Section 2(b) hereof (the "Option Shares") are hereinafter called, collectively, the "Shares." The Shares will be issued in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to the Letter of Representations, to be dated as of the Closing Time (as defined herein) between the Company, The Bank of New York and DTC (the "DTC Agreement"). The Preferred Stock is convertible into Common Stock (the "Common Stock") of the Company.

                  The Shares are to be issued pursuant to a deposit agreement (the "Deposit Agreement") to be dated as of April 23, 1999, among the Company, The Bank of New York, as depositary (the "Depositary"), and holders from time to time of the Depositary Receipts (the "Depositary Receipts") issued by the Depositary and evidencing the Shares. Each Share will initially represent the right to receive 1/100 of a share of Preferred Stock deposited pursuant to the Deposit Agreement.

                  The holders of the Shares (including the Initial Purchasers and Subsequent Purchasers (as defined)) will be entitled to the benefits of a registration rights agreement, to be dated as of April 23, 1999 (the "Registration Rights Agreement"), between the Company and the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission under the circumstances set forth therein a shelf registration statement pursuant to Rule 415 under the 1933 Act (as defined) relating to the resale of the Shares, the Preferred Stock and, upon conversion of the Shares and Preferred Stock, the Common Stock, and to use its commercially reasonable best efforts to cause such shelf registration statement to be declared effective.

                  This Agreement, the Deposit Agreement, the Registration Rights Agreement, the Company's certificate of incorporation and a Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions with respect to the Shares, are hereinafter referred to collectively as the "Operative Documents."

                  The Company understands that the Initial Purchasers propose to make an offering of the Shares on the terms and in the manner set forth herein and in the Offering Memorandum (as defined) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Shares to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Shares are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the 1933 Act (the "1933 Act Regulations"). Pursuant to the terms of the Shares, investors that acquire Shares may only resell or otherwise transfer such Shares if such Shares are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A).


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                  The Company has prepared and delivered to the Initial
Purchasers copies of a preliminary offering memorandum dated April 6, 1999 (the "Preliminary Offering Memorandum") and has prepared and will deliver to the Initial Purchasers, as soon as practicable, but not later than April 20, 1999, copies of a final offering memorandum dated April 19, 1999 (the "Final Offering Memorandum"), each for use by the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Shares. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Shares. Capitalized terms used in this Agreement and not otherwise defined herein are as defined in the Offering Memorandum; provided, however, that the term "Offering Memorandum" shall not be deemed to cover any offering memorandum delivered to the Initial Purchasers after the Company has delivered an offering memorandum to the Initial Purchasers for use in confirming sales. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated", or words of similar import, in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum.

                  SECTION 1.        Representations and Warranties.

                           (a)      The Company represents and warrants to the
Initial Purchasers as of the date hereof, as of the Closing Time, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Initial Purchasers, as follows:

                                    (i)     Similar Offerings.  The Company has
not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Shares in a manner that would require the Shares to be registered under the 1933 Act.

                                    (ii)    Offering Memorandum.  The Offering
Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation, warranty and agreement shall not apply to statements in or omissions from the


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Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchasers expressly for use in the Offering Memorandum.

                                    (iii)   Incorporated Documents.  The
documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, at the time they were or hereafter are filed with the Securities and Exchange Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Securities and Exchange Commission thereunder and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued did not, and as of the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading.

                                    (iv)    Independent Accountants The
accountants who certified the financial statements and supporting schedules included in the Offering Memorandum are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                                    (v)     Financial Statements.  The financial
statements included in the Offering Memorandum, together with the related schedules and notes, present fairly the financial position of the entities to which they relate as of the dates indicated and their respective results of operations, stockholders' equity and cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and, in the case of the consolidated financial data therein, have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum, and in the case of the combined financial data therein, have been compiled from financial statements prepared on a basis consistent with that of the audited financial statements included in the Offering Memorandum.

                                    (vi)    No Material Adverse Change in
Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.


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                                    (vii)   Good Standing of the Company. The
Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

                                    (viii)  Good Standing of Subsidiaries.  Each
"significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and all entities in which the Company has a direct or indirect majority equity interest or voting power (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized (to the extent applicable) and is validly existing as a corporation, general partnership, limited partnership, limited liability company, closed joint stock company, or similar entity in good standing (to the extent applicable) under the laws of the jurisdiction of its organization, has organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock or other ownership interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except that the Company's capital stock in Commstock International B.V. and in GTS Hungary has been pledged to Ericsson Finans A.B. and Creditanstalt Bank as collateral for certain borrowings; none of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

                                    (ix)    Capitalization. The authorized,
issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement pursuant to reservations, agreements or employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or


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options referred to in the Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                                    (x)     Authorization of Agreement.  This
Agreement has been duly authorized, executed and delivered by the Company.

                                    (xi)    Authorization of Deposit Agreement.
The Deposit Agreement has been duly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Depositary) will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon issuance by the Depositary of Depositary Receipts evidencing the Shares and the deposit of Preferred Stock in respect thereof in accordance with the provisions of the Deposit Agreement, such Depositary Receipts will be duly and validly issued and the persons in whose names the Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the Depositary Receipts conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

                                    (xii)   Authorization of Registration Rights
Agreement. The Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Initial Purchasers) will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                    (xiii)  Authorization and Description of
Shares. The Shares to be purchased by the Initial Purchasers from the Company have been duly and validly authorized for issuance and sale to the Initial Purchasers pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement, against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Preferred Stock has been duly and validly authorized and, when issued and delivered as provided herein, will be duly and validly issued and fully paid and non-assessable; the shares of Common Stock initially issuable upon conversion of the Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Shares, will be duly and validly issued, fully paid and non-assessable; the


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Shares, Preferred Stock and Common Stock conform in all material respects to all statements relating thereto contained in the Offering Memorandum and such descriptions conform to the rights set forth in the instruments defining the same; the Preferred Stock may be freely deposited by the Company with the Depositary against issuances of Depositary Receipts; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuances of the Shares, the Preferred Stock and the Common Stock initially issuable upon conversion of the Shares, respectively, are not subject to the preemptive or other similar rights of any securityholder of the Company.

                                    (xiv)   Absence of Defaults and Conflicts.
Neither the Company nor any of its Ventures (as defined below) is in violation of its charter or by-laws (or equivalent constitutive documents) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Ventures is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Venture is subject (collectively, "Agreements and Instruments") except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement, the Deposit Agreement, the Registration Rights Agreement and in the Offering Memorandum (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement, the Deposit Agreement and the Registration Rights Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Venture pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws (or equivalent constitutive documents) of the Company or any Venture or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Venture or any of their assets, properties or operations. As used herein, (a) "Ventures" means all entities in which the Company has a direct or indirect greater than 25% equity interest or voting power and (b) a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Venture.


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                                    (xv)    Absence of Labor Dispute.  No labor
dispute with the employees of the Company or any Venture exists or, to the knowledge of the Company, is threatened, which, in either case, may reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

                                    (xvi)   Absence of Proceedings. There is no
action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Venture, which is required to be disclosed in the Offering Memorandum (other than as disclosed therein), or which, singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any Venture or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Venture is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                                    (xvii)  Possession of Intellectual Property.
The Company and the Ventures own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except to the extent the failure to so own, possess or be able to acquire would not result in a Material Adverse Effect, and neither the Company nor any Venture has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any Venture therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                                    (xviii) Possession of Licenses and Permits.
Except as otherwise disclosed in the Offering Memorandum, the Company and the Ventures possess such material permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and the Ventures are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Mate-


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rial Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any Venture has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                                    (xix)   Title to Property. The Company and
the Ventures have good and marketable title to all real property owned by the Company and the Ventures and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Venture; and all of the leases and subleases material to the business of the Company and the Ventures, considered as one enterprise, and under which the Company or any Venture holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any Venture has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Venture under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Venture to the continued possession of the leased or subleased premises under any such lease or sublease.

                                    (xx)    Investment Company Act.  Neither the
Company nor any of its Subsidiaries is, nor upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                                    (xxi)   Environmental Laws.  Except as
described in the Offering Memorandum and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any Venture is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the


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Company and the Ventures have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Ventures and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Ventures relating to Hazardous Materials or any Environmental Laws.

                                    (xxii)  Registration Rights.  Except as
disclosed in the Offering Memorandum or in connection with the transaction regarding Omnicom described in the Offering Memorandum , there are no persons with registration rights or other similar rights to have any securities registered by the Company under the 1933 Act.

                                    (xxiii) Stabilization. The Company has not
taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares or the Common Stock.

                                    (xxiv)  144A Eligibility. The Shares are
eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "1934 Act") or quoted in a U.S. automated inter-dealer quotation system.

                                    (xxv)   No General Solicitation.  Neither
the Company or any of its Affiliates (as defined in Rule 501(b) under the 1933
Act) nor any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Shares, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the
1933) Act.

                                    (xxvi)  No Integration.  Within the period
of the preceding six (6) months prior to the date hereof, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any preferred shares, or any securities of the same or a similar class of the Shares, other than the Shares offered and sold to the Initial Purchasers.

                                    (xxvii) Absence of Further Requirements.
No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any


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


governmental entity of the United States or any state, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations under the Operative Documents or the consummation by the Company of the transactions contemplated by the Operative Documents, except for such filings and approvals as may be necessary under state securities laws in connection with the offering of the Shares in the manner contemplated hereby.

                           (b)      Any certificate signed by any duly
authorized officer of the Company or any of its subsidiaries and delivered to you or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

                  SECTION 2.        Sale and Delivery to Initial Purchasers;
Closing.

                           (a)      On the basis of the representations and
warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers agree to severally and not jointly purchase from the Company, an aggregate of 8,700,000 Shares at a price of $48.50 per Share. The parties agree that the initial offering price of the Shares will be $50.00 per Share.

                           (b)      In addition, on the basis of the
representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase up to an additional 1,300,000 Shares, at the price per Share set forth in Section 2(a) hereof, plus an amount per Share equal to any accrued and unpaid dividends or distributions from the Closing Time. The option hereby granted will expire 30 days after the date hereof and may be exercised not more than two times in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by Merrill Lynch to the Company setting forth the number of Option Shares as to which the several Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery for the Option Shares (a "Date of Delivery") shall be determined by the Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Initial Purchasers, acting severally and not jointly, on the basis of the representations and warranties of the Company contained herein and subject to the terms and conditions herein set forth, will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of such Initial Purchasers bears to the total number of Firm Shares, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

                           (c)      Deliveries of certificates for the Firm
Shares shall be made at the offices of Cahill Gordon & Reindel in The City of New York or such other place as shall be agreed upon by the Initial Purchasers and the Company and payment of the purchase price for the Firm Shares shall be made by the Initial Purchasers to the Company by wire transfer of immediately available funds contemporaneous with closing, at 9:00 a.m., New York City time, on April 23, 1999 or such other time not later than ten (10) business days after such date as shall be agreed upon by the Initial Purchasers and the Company (such time and date of payment and delivery being referred to herein as the "Closing Time"). In addition, in the event that any or all of the Option Shares are purchased by the Initial Purchasers, payment of the purchase price for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Merrill Lynch and the Company, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company.

                           (d)      As compensation to the Initial Purchasers
for its commitment hereunder, the Company hereby agrees to pay, at the Closing Time or the relevant Date of Delivery, if any, to the Initial Purchasers by wire transfer, in immediately available funds $1.50 per Share to be delivered by the Company hereunder at the Closing Time or the relevant Date of Delivery, if any.

                  Payment for the Shares purchased by the Initial Purchasers shall be made to the Company by wire transfer of immediately available funds to a bank designated by the Company, against delivery to the Initial Purchasers of certificates for the Shares to be purchased by them. Unless otherwise specified in writing by the Initial Purchasers prior to the Closing Time or the relevant Date of Delivery, as the case may be, the Firm Shares and Option Shares, if any, shall be issued in global form as one or more certificates registered in the name of Cede & Co. as nominee of DTC pursuant to the DTC Agreement and shall be made available for examination by the Initial Purchasers in The City of New York at least one (1) business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

                  (e) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer").

                  SECTION 3. Covenants of the Company. The Company covenants with the Initial Purchasers as follows:

                           (a)      Offering Memorandum.  The Company, as
promptly as possible, will furnish to the Initial Purchasers, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as the Initial Purchaser may reasonable request.

                           (b)      Notice and Effect of Material Events.  Prior
to the completion of the placement of the Shares by the Initial Purchasers, the Company will immediately notify the Initial Purchasers, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Shares with any regulatory body in the United States, and (y) any Material Adverse Effect, which (i) makes any statement in the Offering Memorandum false or misleading or (ii) is not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel or the Initial Purchasers or counsel to the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to the Initial Purchasers an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory to the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

                           (c)      Amendment to Offering Memorandum.  The
Company will advise the Initial Purchasers promptly of any proposal to amend or supplement the Offering Memorandum and will not amend or supplement the Offering Memorandum without the consent of the Initial Purchasers, which consent shall not be unreasonably withheld. Neither the consent of the Initial Purchasers nor the Initial Purchasers' delivery of any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

                           (d)      DTC and PORTAL. The Company will cooperate
with the Initial Purchasers and use its reasonable best efforts to (i) permit the Shares to be eligible for clearance and settlement through the facilities of DTC and (ii) permit the Shares to be designated as PORTAL Securities in accordance with the ruled and regulations of the National Association of Securities Dealers, Inc.

                           (e)      Blue Sky Qualifications.  The Company shall
cooperate with the Initial Purchasers in arranging for the qualification of the Shares for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Shares; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                           (f)      Use of Proceeds.  The Company will use the
proceeds received by it from the sale of the Shares in the manner specified in the Offering Memorandum under "Use of Proceeds."

                           (g)      Deposit of Preferred Stock.  Prior to the
Closing Time, the Company will deposit the Preferred Stock with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that Depositary Receipts evidencing Shares will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Preferred Stock and delivered to the Initial Purchasers at the Closing Time.

                           (h)      Reserve of Common Stock.  The Company will
reserve and keep available at all times, free of any preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Common Stock upon conversion of the Shares.

                           (i)      Lock-Up.  During the 60-day period after the
date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of or transfer any shares of capital stock of the Company or any securities that are convertible into or exercisable or exchangeable for capital stock or file a registration statement under the 1933 Act with respect to the foregoing (excluding (A) the Preferred Stock, (B) Common Stock issuable by the Company upon conversion of the Company's Senior Subordinated Convertible Bonds due 2000 or Senior Subordinated Convertible Bonds due 2010 or the Preferred Stock, or as dividends on the Preferred Stock or other securities convertible or exchangeable into Common Stock outstanding as of the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans (including any shares of Common Stock to be added to any such plan at the 1999 Annual Meeting of Stockholders) of the Company referred to in the Offering Memorandum or (D) any shares of Common Stock or securities convertible into or exchangeable for Common Stock issued as consideration for or to otherwise finance an acquisition of an interest in or the assets of a business).

                  SECTION 4.        Payment of Expenses.

                           (a)      Expenses.  The Company will pay all expenses
incident to the performance of its obligations under this Agreement, including
(i) the preparation and printing
of the Offering Memorandum (including financial statements and any schedules or exhibits) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of the Operative Documents and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Initial Purchasers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors,
(v) the fees of nationally recognized statistical rating organizations and (vi) the expenses relating to the eligibility of the Shares for clearance and settlement through the facilities of DTC.

                           (b)      Termination of Agreement.  If this Agreement
is terminated by the Initial Purchasers in accordance with the provisions of
Section 5(k) or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of its out-of-pocket expenses, including the fees and disbursements of Cahill Gordon & Reindel, counsel for the Initial Purchasers.

                  SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its agreements and obligations hereunder, and to the following further conditions:

                           (a)      Opinions of Counsel for the Company.  At the
Closing Time, the Initial Purchasers shall have received the favorable opinions, dated as of the Closing Time, of each of Shearman & Sterling, counsel for the Company, Grier Raclin, Senior Vice President and General Counsel of the Company, Coudert Brothers, special counsel for the Company and special regulatory counsel for Hermes Europe Railtel B.V. and Esprit Telecom Group plc, and Loeff Claeys Verbeke, special Dutch counsel, Telecom Group plc each in form. and substance satisfactory to counsel for the Initial Purchasers to the effect set forth in Exhibits A-1 through A-4 hereto.

                           (b)      Opinion of Counsel for Initial Purchasers.
At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, and Clifford Chance, special Russian counsel to the Initial Purchasers, with respect to the issuance of the Shares, the disclosure in the Offering Memorandum and such other related matters as the Initial Purchasers may require. Such counsel may also state that they have relied, without independent investigation or verification, as to factual matters, upon certificates of officers of the Company or any of its subsidiaries and public officials.

                           (c)      Certificates. At Closing Time, there shall
not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

                           (d)      Accountant's Comfort Letter.  At the time of
the execution of this Agreement, the Initial Purchasers shall have received a letter from Ernst & Young LLP (the "Company Accountants"), dated such date, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to initial purchasers in private placements with respect to the financial statements and financial information included in the Offering Memorandum.

                           (e)      Bring-down Comfort Letter.  At the Closing
Time, the Initial Purchasers shall have received from the Company Accountants a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three (3 ) business days prior to the Closing Time.

                           (f)      Deposit Agreement.  The Company and the
Depositary shall have entered into the Deposit Agreement.

                           (g)      Registration Rights Agreement.  The Company
and the Initial Purchasers shall have entered into the Registration Rights Agreement.

                           (h)      Board of Directors Authorization.  Prior to
the Closing Time, the Board of Directors of the Company shall have duly approved and authorized the sale of the Shares by the Company and shall have duly authorized the proper officers of the Company to (i) execute the Operative Documents and all other documents necessary for the completion of the sale of the Shares and (ii) take all other actions on behalf of the Company necessary for the completion of the sale of the Shares.

                           (i)      Conditions to Purchase Of Option Shares.
In the event that the Initial Purchasers exercise their option provided in
Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Initial Purchasers shall have received:

                                    (i)     Officers' Certificate.  A
certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                                    (ii)    Opinions of Counsel for the Company.
At the relevant Date of Delivery, the Initial Purchasers shall have received the favorable opinions, dated as of such Date of Delivery, of each of Shearman & Sterling, counsel for the Company, Grier Raclin, Senior Vice President and General Counsel of the Company, Coudert Brothers, special counsel for the Company and special regulatory counsel for Hermes Europe Railtel B.V. and Esprit Telecom Group plc, and Loeff Claeys Verbeke, special Dutch counsel, Telecom Group plc each in form. and substance satisfactory to counsel for the Initial Purchasers to the effect set forth in Exhibits A-1 through A-5 hereto.

                                    (iii)   Opinion of Counsel for Initial
Purchasers. At the relevant Date of Delivery, the Initial Purchasers shall have received the favorable opinion, dated as of such Date of Delivery of Cahill Gordon & Reindel, counsel for the Initial Purchasers, and Clifford Chance, special Russian counsel to the Initial Purchasers, with respect to the issuance of the Shares, the disclosure in the Offering Memorandum and such other related matters as the Initial Purchasers may require. Such counsel may also state that they have relied, without independent investigation or verification, as to factual matters, upon certificates of officers of the Company or any of its subsidiaries and public officials.

                                    (iv)    Bring-down Comfort Letter.  At the
relevant Date of Delivery, the Initial Purchasers shall have received from the Company Accountants a letter, dated as of such Date of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three (3 ) business days prior to such Date of Delivery.

                           (j)      Additional Documents.  At the Closing Time
and at each Date of Delivery, counsel for the Initial Purchasers shall have been furnished such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Company, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

                           (k)      Termination of Agreement.  If any condition
specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the Initial Purchasers to purchase the relevant Option Shares, may be terminated by the Initial Purchasers by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 7, 8 and 9 hereof shall survive any such termination and remain in full force and effect.

                  SECTION 6.        Subsequent Offers and Sales of the Shares.

                           (a)      Offer and Sale Procedures.  The Initial
Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Shares:

                                    (i)     Offers and Sales only to Qualified
Institutional Buyers. Offers and sales of the Shares will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers.

                                    (ii)    No General Solicitation.  No general
solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in connection with the offering of the Shares.

                                    (iii)   Purchases by Non-Bank Fiduciaries.
In the case of a non-bank Subsequent Purchaser of Shares acting as a fiduciary for one or more third parties, in connection with an offer and sale to such Subsequent Purchaser by an Initial Purchaser, each third party shall, in the reasonable belief of the Initial Purchaser, be a Qualified Institutional Buyer.

                                    (iv)    Subsequent Purchaser Notification.
Prior to or contemporaneously with the purchase of the Shares, the Initial Purchasers will take reasonable steps to inform, and cause each of its Affiliates to take reasonable steps to inform, persons acquiring Shares from such Initial Purchasers or Affiliate, as the case may be, in the United States that the Shares (A) have not been and will not be registered under the 1933 Act,
(B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) pursuant to an effective registration statement under the 1933 Act,
(3) so long as such Shares are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Shares for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (4) to an Institutional Accredited Investor (as defined in Rule 501(a)(1), (2), (3), or (7) under the 1933 Act) that is purchasing such Shares for its own account or for the account of another Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the 1933 Act, or (5) pursuant to any other available exemption from registration requirements of the 1933 Act (including the exemption provided by Rule 144).

                                    (v)     Restrictions on Transfer.  The
transfer restrictions and the other provisions of this Agreement and the Offering Memorandum, including the legend required thereby, shall apply to the Shares except as otherwise agreed by the Company and the Initial Purchasers. Following the sale of the Shares by the Initial Purchasers to Subsequent Purchasers in accordance with the terms and procedures contained herein, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Share.

                                    (vi)    Delivery of Offering Memorandum.
The Initial Purchasers will promptly deliver to each purchaser of the Shares from the Initial Purchasers, in connection with its original placement of the Shares, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

                           (b)      Covenants of the Company.  The Company
covenants with the Initial Purchasers as follows:

                                    (i)     Integration.  The Company agrees
that it will not, and will cause its Affiliates not to, make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Shares by the Company to the Initial Purchasers, (ii) the resale of the Shares by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Shares by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or otherwise.

                                    (ii)    Additional Information.  The Company
agrees that, in order to render the Shares eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Shares remain outstanding, the Company will make available, upon request, to any holder of Shares or prospective purchasers of Shares the information specified in Rule 144A(d)(4), unless such information is furnished to the Commission pursuant to Section 13 or 15(d) of the 1934 Act. In addition, the Company agrees to provide to each holder of Shares (i) within 45 days of the end of each of the first three quarters of each fiscal year of the Company, unaudited consolidated financial statements of the Company for each such quarter and (ii) within 90 days of the end of each fiscal year of the Company, audited consolidated financial statements of the Company for each such year, unless such information is furnished to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.. The information and financial statements referred to in this paragraph (ii), whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information".

                                    (iii)   Restriction on Repurchases. Until
the expiration of two (2) years (or such shorter period as may hereafter be referred to in Rule 144(k) (or similar successor rule)) after the original issuance of the Shares, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Shares which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise.

                  SECTION 7.        Indemnification.

                           (a)      Indemnification of Initial Purchasers.  The
Company agrees to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the directors, officers and employees of the Initial Purchasers or any such controlling person as follows:

                                    (i)     against any and all loss, liability,
claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                    (ii)    against any and all loss, liability,
claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Company; and

                                    (iii)   against any and all expense
whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company on behalf of any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

                           (b)      Indemnification of Company, Directors and
Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

                           (c)      Actions against Parties; Notification.  Each
indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect to which indemnification or contribution could be sought under this
Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement. compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                           (d)      Settlement without Consent if Failure to
Reimburse. If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and disbursements of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  SECTION 8. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 7 hereof is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Shares.

                  The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Shares were sold by it to Subsequent Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each officer and director of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Shares set forth opposite their respective names in Schedule A hereto and not joint.

                  SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or controlling person, or by or on behalf of the Company or controlling person, and shall survive delivery of the Shares to the Initial Purchasers.

                  SECTION 10.       Termination of Agreement.

                           (a)      Termination; General.  The Initial
Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, (i) there has occurred any Material Adverse Effect, or (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or any other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchaser, impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) trading in any securities of the Company has been suspended or limited by the Commission, European Association of Securities Dealers Automated Quotation Market or Nasdaq National Market, or if trading generally on the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a banking moratorium has been declared by United States federal or New York authorities.

                           (b)      Liabilities.  If this Agreement is
terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8, 12 and 15 hereof shall survive such termination and remain in full force and effect.

                  SECTION 11. Default By One of the Initial Purchasers. If one of the Initial Purchasers shall fail at the Closing Time or a Date of Delivery to purchase the Shares which it is obligated to purchase under this Agreement (the "Defaulted Shares"), the other Initial Purchasers shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for the non-defaulting Initial Purchasers, or any other Initial Purchasers reasonably satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the other Initial Purchasers shall not have completed such arrangements within such 24-hour period, if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective purchaser obligations hereunder bear to the purchaser obligations of all non-defaulting Initial Purchasers.

                  No action pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Initial Purchasers or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 12.

                  SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representatives c/o Merrill Lynch & Co., Merrill Lynch Pierce, Fenner & Smith Incorporated at North Tower, World Financial Center, New York, New York 10281-1201, attention of Robert Kramer; notices to the Company shall be directed to it at 1751 Pinnacle Drive, North Tower - 12th Floor, McLean, VA 22102, attention of William H. Seippel; and notices to the Selling Shareholders shall be directed to the Company at 1751 Pinnacle Drive, North Tower - 12th Floor, McLean, VA 22102, attention of William
H. Seippel.

                  SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Subject to Section 6(b)(iii), nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company, and their respective successors and the controlling persons and other persons referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, and this Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and other persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  SECTION 15. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.


                                Very truly yours,

                                GLOBAL TELESYSTEMS GROUP, INC.



                                By: /s/ Grier C. Raclin
                                   --------------------------------------
                                        Name:  Grier C. Raclin
                                        Title: Vice President - External
                                               Affairs, General Counsel
                                               and Corporate Secretary

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES
    CORPORATION
BEAR, STEARNS & CO. INC.
BT ALEX. BROWN INCORPORATED
LEHMAN BROTHERS INC.


By:  Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated


By:     /s/ Richard Warley
   ---------------------------------
         Authorized Signatory

                                   SCHEDULE A


Name of Initial Purchaser                          Number of Firm Shares
-------------------------                          ---------------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated........................             4,350,000

Donaldson, Lufkin & Jenrette Securities
  Corporation...................................             2,175,000

Bear, Stearns & Co. Inc.........................               725,000

BT Alex. Brown Incorporated.....................               725,000

Lehman Brothers Inc.............................               725,000
                                                               -------
Total...........................................             8,700,000

                                                                     Exhibit A-1


                     FORM OF OPINION OF SHEARMAN & STERLING
                   TO BE DELIVERED PURSUANT TO SECTION 5(a)(1)


                  1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum;

                  2. The Purchase Agreement has been duly authorized, executed and delivered by the Company;

                  3. The Deposit Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Depositary) constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; upon issuance by the Depositary of Depositary Receipts evidencing the Shares and the deposit of Preferred Stock in respect thereof in accordance with the provisions of the Deposit Agreement, such Depositary Receipts will be duly and validly issued and the persons in whose names the Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement;

                  4. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Initial Purchasers) constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  5. The authorized and, to such counsel's knowledge, issued and outstanding capital stock of the Company was, at December 31, 1998, as set forth in the Offering

---------------------------
(1) Capitalized terms not defined herein have the meanings given to them in the Purchase Agreement.



                                      A-1-1

         Memorandum in the column entitled "Actual" under the caption "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable;

                  6. The Shares have been duly and validly authorized, issued and delivered for sale to the Initial Purchasers pursuant to the Purchase Agreement, and are fully paid and non-assessable; the Preferred Stock have been duly and validly authorized, issued and delivered and are fully paid and non-assessable; the shares of Common Stock initially issuable upon conversion of the Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Shares, will be duly and validly issued, fully paid and non-assessable; the Shares, Preferred Stock and Common Stock conform in all material respects to all statements relating thereto contained in the Offering Memorandum and such description conforms to the rights set forth in the instruments defining the same; the Preferred Stock were freely deposited by the Company with the Depositary against issuance of Depositary Receipts; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuances of the Shares, the Preferred Stock and the Common Stock initially issuable upon conversion of the Shares, respectively, are not subject to the preemptive or other similar rights of any securityholder of the Company pursuant to the Delaware GCL, the Certificate of Incorporation or By-Laws of the Company or any agreement listed on Annex A attached hereto;

                  7. The execution and delivery by the Company of the Purchase Agreement, the Deposit Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated in the Purchase Agreement, the Deposit Agreement, the Registration Rights Agreement and in the Offering Memorandum and compliance by the Company with the terms thereof (1) will not result in any violation of the Certificate of Incorporation or By-Laws of the Company, and (2) will not conflict with, or constitute default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (A) any of the agreements set forth in Annex A attached hereto, (B) any existing applicable law, rule or regulation which, in each instance in our experience, are normally applicable to corporations such as the Company or transactions of this type, other than the securities or blue sky laws of the various states, as to which, in each case, we express no opinion or (C) any judgment, order or decree of any Federal or New York court, governmental agency or body or arbitrator known by us to be applicable to the Company (except for such conflicts, defaults or liens, charges or encumbrances, with respect to clause (2) above, that would not reasonably be expected to result in a Material Adverse Effect);

                  8. To the best of such counsel's knowledge, no authorization, approval, consent or license of any government, governmental instrumentality or court is required for the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Deposit Agreement or the Registration Rights Agreement;


                                     A-1-2

                  9. The statements in the Offering Memorandum under the captions "Description of Capital Stock," "Description of Depositary Shares," "Description of Convertible Preferred Stock,""Tax Considerations," "Plan of Distribution" and in the third paragraph under the caption "Shares Eligible for Future Sale," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein;

                  10. The Company is not now, and after giving effect to the Company's use of proceeds from the offering will not be, required to register under the Investment Company Act of 1940, as amended to date; and

                  11. The form of certificate used to evidence the Shares, the Preferred Stock and the Common Stock initially issuable upon conversion of the Shares, respectively, comply in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company, and, with respect to such Common Stock, the requirements of the Nasdaq National Market.

                  In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Initial Purchasers, officers and other representatives of the Company and representatives of the independent certified accountants of the Company, at which conferences the contents of the Offering Memorandum and the business and affairs of the Company and its subsidiaries were discussed, and although such counsel has not verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except and only to the extent set forth in paragraph 9 above), on the basis of the foregoing participation, no facts have come to the attention of such counsel that lead such counsel to believe that the Offering Memorandum at the date thereof or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial or statistical data found in or derived from the internal accounting or other records of the Company set forth or referred to in the Offering Memorandum).


                                     A-1-3

                                                                     Exhibit A-2


                         FORM OF OPINION OF GRIER RACLIN
                    TO BE DELIVERED PURSUANT TO SECTION 5(a)


                  1. Each subsidiary listed in Annex B hereto (each, a "Subsidiary") is duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each United States jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company, its subsidiaries and Ventures considered as one enterprise on a combined basis ("Material Adverse Effect"); except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and, to the best of such counsel's knowledge, is fully paid and non-assessable and is owned by the Company, directly or indirectly through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive rights of any securityholder of such Subsidiary;

                  2. The authorized and issued and outstanding capital stock of the Company was, at December 31, 1998, as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any securityholder of the Company;

                  3. To the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries is in violation of, in conflict with, in breach of or in default of (A) its Certificate of Incorporation or By-Laws or (B) the terms of any of the agreements set forth in Annex A attached hereto to which the Company is a party or by which it is bound or any of its properties is subject, except, in the case of clause (B) only, to the extent that any such violation, conflict, breach or default would not reasonably be expected to result in a Material Adverse Effect;


                                     A-2-1

                  4. To the best of such counsel's knowledge, the execution and delivery by the Company of the Purchase Agreement, the Deposit Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated in the Purchase Agreement, the Deposit Agreement, the Registration Rights Agreement and in the Offering Memorandum, and compliance by the Company with the terms thereof will not result in any (1) violation of the Certificate of Incorporation or By-Laws of the Company, and (2) will not conflict with, or constitute default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (A) any of the agreements set forth in Annex A attached hereto, (B) any existing applicable law, rule or regulation which, in each instance in such counsel's experience, are normally applicable to corporations such as the Company or transactions of this type, other than the securities or blue sky laws of the various states, as to which, in each case, need not express any opinion or (C) any judgment, order or decree of any Federal or New York court, governmental agency or body or arbitrator known by me to be applicable to the Company (except for such conflicts, defaults or liens, charges or encumbrances, with respect to clause (2) above, that would not reasonably be expected to result in a Material Adverse Effect);

                  5. To the best of such counsel's knowledge, (a) there is no pending action, suit, proceeding, inquiry or investigation before or brought by any U.S. court or governmental agency or body, with which the Company or any of its subsidiaries has been served, (I) to which the Company or any of its subsidiaries is a party or (II) to which the property of the Company or any of its subsidiaries is subject, or (b) any such action, suit, proceeding, inquiry or investigation threatened, in each case which might reasonably be expected to result in a Material Adverse Effect; and

                  6. To the best of such counsel's knowledge, there are no persons with registration rights or other similar rights to have any securities registered except as described in the Offering Memorandum, by the Company under the 1933 Act.

                  In addition, such counsel shall state that no facts have come to the attention of such counsel that lead such counsel to believe that the Offering Memorandum at the date thereof or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial or statistical data found in or derived from the internal accounting or other records of the Company set forth or referred to in the Offering Memorandum).

                                     A-2-2

                                                                     Exhibit A-3


                       FORM OF OPINION OF COUDERT BROTHERS
                    TO BE DELIVERED PURSUANT TO SECTION 5(a)


                  1. The statements in the Offering Memorandum relating to the offering under the captions "RISK FACTORS - Delays in regulatory liberalization in EU member states could adversely affect our service offerings in those countries" and "BUSINESS - Licenses and Regulatory Issues," insofar as they purport to constitute a summary of the matters expressly referred to therein, fairly describe such matters in all material respects.

                  2. Hermes Europe Railtel B.V. ("Hermes") and Esprit Telecom Group plc ("Esprit") or their respective subsidiaries, have obtained all necessary licences, authorizations, consents and approvals (collectively the "Authorizations") of and from, and has made all necessary filings with and notices to all Danish, Swedish, Spanish, Luxembourgian, United Kingdom, Belgian, French, German, Italian, Dutch, Swiss, and United States governmental authorities, regulatory agencies, courts and tribunals necessary to render lawful the conduct of its business as an operator of telecommunication facilities and provider of telecommunication services within the said countries, as such is described in the Offering Memorandum dated April 19, 1999 relating to the offering (with respect to each of Hermes and Esprit, the "Business").

                  3. So far as such counsel is aware, having made due inquiry of the Company

                     (a) Neither Hermes nor Esprit received any notice of proceedings relating to the revocation or modification of any such Authorizations, and

                     (b) Each of Hermes and Esprit is conducting its business in accordance with the Authorizations and is not in violation of, or in default under, any condition or other provision of the Authorizations or any national or regional laws, regulation, rule, order or judgment with respect to the Authorizations or the conduct of the Business.

                  4. Each of the Russian companies listed on Schedule 1 (the "Russian Companies") has been duly organized and is validly existing as a legal entity registered under the laws of the Russian Federation and has the corporate power and authority to carry on its business and to own, lease and operate its properties as disclosed in the Offering Memorandum.


                                     A-3-1

                  5. All of the outstanding shares of capital stock or ownership interests, as applicable, of each of the Russian Companies have been duly authorized and validly issued and the issuance of such shares was properly registered with the appropriate authorities competent therefor, and, to the best of such counsel's knowledge, to the extent owned, directly or indirectly, by GTS, are owned free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. GTS owns, directly or indirectly, that percentage of the issued and outstanding shares of capital stock or ownership interests of the Russian Companies set forth on Schedule 1 hereto as being owned by GTS.

                  6. Except as disclosed in the Offering Memorandum, under current legislation of the Russian Federation, as applicable, (i) subject to the qualifications set forth in paragraph (e) hereof, dividends and other distributions declared and payable on the issued and outstanding shares of the Russian Companies may be paid to the foreign shareholders in U.S. Dollars and may be transferred by such foreign shareholders out of the Russian Federation, as the case may be;
         (ii) all such dividends are, and other distributions may be, subject to withholding taxes unless an international treaty provides otherwise and the procedures set forth in applicable Russian legislation enabling the foreign shareholders to avail themselves of such treaty benefits are followed; and (iii) such dividends and distributions are otherwise free and clear of any other tax or deduction in the Russian Federation, provided that all profits and other taxes have been paid by the relevant Russian Company prior to the payment of such dividends and distributions.

                  7. Except as disclosed in the Offering Memorandum, each Russian Company has such telecommunications permits, licenses and authorizations of governmental or regulatory authorities, including, without limitation, licenses issued by the State Committee of the Russian Federation on Communications and Information (formerly the Ministry of Communications) (the "Telecommunications Licenses"), permissions issued by the State Service for Communications Oversight (also referred to as Gossviaznadzor), and/or radio-frequency allocations issued by the State Commission for Radio Frequencies (all of the foregoing, without limitation, being the "Telecommunications Permits"), which are necessary to own, lease, and operate its respective properties and to conduct its business as disclosed in the Offering Memorandum. Such Telecommunications Permits contain no restriction that is likely to have a material adverse effect on the business, condition (financial or other), properties, net worth, results of operations or prospects (a "Material Adverse Effect") of such Russian Company. Except as disclosed in the Offering Memorandum, to the best of such counsel's knowledge, each of the Russian Companies has fulfilled and performed all of its mate-


                                     A-3-2
         rial obligations with respect to such Telecommunications Permits and no event has occurred which creates, or after notice or lapse of time or both would create, a material likelihood that such Telecommunications Permits would be revoked or terminated.

                  8. To the best of such counsel's knowledge, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, or commitments of sale entitling any person to purchase or otherwise acquire from any of the Russian Companies any shares of the capital stock of, or other ownership interest in, any of such Russian Companies, with the exception of those arising as a matter of Russian law and those included in the foundation documents (including the shareholders' agreements), and any amendments thereto, of the Russian Companies.

                  9. Except as otherwise set forth in the Offering Memorandum, there are no legal or governmental proceedings pending or threatened in writing to which any Russian Company is a party or of which any of its property is the subject, which could have a Material Adverse Effect on the Russian Companies as a whole.


                                     A-3-3

                                                                     Exhibit A-4


                     FORM OF OPINION OF LOEFF CLAEYS VERBEKE
                    TO BE DELIVERED PURSUANT TO SECTION 5(a)


1. Each of Commstruct International B.V., Vostok Mobile B.V., Hermes Europe Railtel B.V. ("HER") and Hermes Europe Railtel Holdings B.V. (the "Companies") has been duly incorporated and is validly existing as a "besloten vennootschap met beperkte aansprakelijkheid" (private company with limited liability) under the laws of the Netherlands.

2. Each of the Companies has the corporate power and authority to own its property and to conduct its business in accordance with their respective objects clauses as set forth in Section 2 of their respective Articles.

3. Under the laws of the Netherlands there are no qualification requirements to do business for any of the Companies.

4. Under the laws of the Netherlands (i) all dividends and other distributions declared and payable on the issued and outstanding shares of the Companies may be paid in Dutch Guilders, (ii) such Dutch Guilders may be converted into foreign currency that may be transferred out of the Netherlands, (iii) all such dividends and other distributions are subject to withholding taxes unless an international treaty provides otherwise and the procedures set forth in the Netherlands or other applicable legislation are followed, and (iv) such dividends and distributions are otherwise free and clear of any other tax or deduction in the Netherlands.

5. The Shares and Preferred Stock have been duly and validly authorized and validly issued and are validly outstanding and, except that the HER Shares II issued to GTS Hermes, Inc. must be paid up by GTS Hermes, Inc. to their par value upon call by HER, the Shares and Preferred Stock are non-assessable.

6. The matters of Dutch law mentioned in the paragraphs of the Offering Memorandum dated as of April 19, 1999 as attached in Schedule II hereto, are correct.


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